    As filed with the Securities and Exchange Commission on August 14, 1996

                                                   Registration No. 333-________

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act Of 1933

                           -------------------------

                                SUPERVALU INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 41-0617000
(State of incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                           -------------------------

                            11840 Valley View Road
                        Eden Prairie, Minnesota  55344
         (Address, including zip code, of principal executive offices)

                           -------------------------

               SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING PLAN
                           (Full title of the plan)

                           -------------------------

                               Teresa H. Johnson
                              Corporate Secretary
                                SUPERVALU INC.
                            11840 Valley View Road
                        Eden Prairie, Minnesota  55344
                                (612) 828-4000
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                Proposed
                                                maximum            Proposed
Title of                                        offering           maximum            Amount of
securities to be      Amount to be              price              aggregate          registration
registered            registered (1)            per share(2)       offering price(2)  fee
- --------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value
per share.........    1,100,000 shares          $27.875            $30,662,500        $11,360
==================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate amount of interests in the SUPERVALU Pre-tax Savings and Profit Sharing Plan to be offered pursuant to such plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on August 9, 1996.

================================================================================

                                    PART II

                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement: (1) the Company's Annual Report on Form 10-K for the year (52 weeks) ended February 24, 1996 (File No. 1-5418); (2) the Company's Quarterly Report on Form 10-Q for the quarter (16 weeks) ended June 15, 1996 (File No. 1-5418); (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 24, 1996; and (4) the description of the Company's Common Stock contained in any registration statement filed by the Company under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company and the SUPERVALU Pre-Tax Savings and Profit Sharing Plan (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors or officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

          Article Eighth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchase or redemptions, (iv) for any transaction for which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when said Article Eighth became effective.

          Article IX of the Company's Restated Bylaws and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

4.1 Restated Certificate of Incorporation is incorporated by reference to Exhibit (3)(i) to the Registrant's Annual Report on Form 10-K for the year ended February 26, 1994.

4.2 Restated Bylaws is incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, Registration No. 33-52422.

4.3 Rights Agreement dated as of April 12, 1989 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, is incorporated by reference to Exhibit 1 to the Registrant's Form 8-K Report dated April 19, 1989.

5.1 Determination Letter from the Internal Revenue Service with respect to qualification of the Plan under the Employee Retirement Income Security Act of 1974.

15.1 Letter from Deloitte & Touche LLP regarding Unaudited Interim Financial Information.

23.1      Consent of Deloitte & Touche LLP, Independent Certified Public
          Accountants.

24.1      Power of Attorney.

The Registrant hereby undertakes to submit any amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under the Employee Retirement Income Security Act of 1974.

Item 9.   Undertakings.
          ------------

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 14, 1996.

                                     SUPERVALU INC.

                                     By: /s/  Michael W. Wright
                                         ---------------------------------------
                                              Michael W. Wright
                                              Chairman of the Board, President,
                                              and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on August 14, 1996.



/s/  Michael W. Wright         Chairman of the Board; President; Chief Executive
- ---------------------------    Officer; and Director (principal executive
     Michael W. Wright         officer)


/s/  Jeffrey C. Girard         Executive Vice President and Chief Financial
- ---------------------------    Officer (principal financial officer)
     Jeffrey C. Girard


/s/  Isaiah Harris             Vice President and Controller (principal
- ---------------------------    accounting officer)
     Isaiah Harris


/s/  Herman Cain*              Director
- ---------------------------
     Herman Cain


/s/  Stephen I. D'Agostino*    Director
- ---------------------------
     Stephen I. D'Agostino


/s/  Lawrence A. Del Santo*    Director
- ---------------------------
     Lawrence A. Del Santo


/s/  Edwin C. Gage*            Director
- ---------------------------
     Edwin C. Gage


/s/  Vernon H. Heath*          Director
- ---------------------------
     Vernon H. Heath


/s/  William A. Hodder*        Director
- ---------------------------
     William A. Hodder

/s/  Garnett L. Keith, Jr.*    Director
- ---------------------------
     Garnett L. Keith, Jr.


/s/  Richard L. Knowlton*      Director
- ---------------------------
     Richard L. Knowlton


/s/  Charles M. Lillis*        Director
- ---------------------------
     Charles M. Lillis


/s/  Harriet Perlmutter*       Director
- ---------------------------
     Harriet Perlmutter


/s/  Carole F. St. Mark*       Director
- ---------------------------
     Carole F. St. Mark


/s/  Winston R. Wallin*        Director
- ---------------------------
     Winston R. Wallin


*Executed this 14th day of August, 1996, by on behalf of the indicated Directors by Michael W. Wright, duly appointed Attorney-In-Fact.



                                           /s/  Michael W. Wright
                                           -------------------------------------
                                                Michael W. Wright
                                                Attorney-In-Fact


          Pursuant to the requirements of the Securities Act of 1933, the SUPERVALU Pre-Tax Savings and Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by SUPERVALU INC. , the plan administrator, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 14, 1996.

                               SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING PLAN

                               By:  SUPERVALU INC., the plan administrator


                               By:  /s/  Michael W. Wright
                                    --------------------------------------------
                                         Michael W. Wright
                                         Chairman of the Board, President, and
                                         Chief Executive Officer

                               INDEX TO EXHIBITS
                               -----------------

Item No.                           Item                                          Method of Filing
- --------                           ----                                          ----------------
4.1                        Restated Articles of Incorporation.                   Incorporated by reference to
                                                                                 Exhibit (3)(i) to the Registrant's
                                                                                 Annual Report on Form 10-K for
                                                                                 the year ended February 26,
                                                                                 1994.

4.2                        Restated Bylaws.                                      Incorporated by reference to
                                                                                 Exhibit 3.2 to the Registrant's
                                                                                 Registration Statement on Form
                                                                                 S-3, Registration No. 33-52422.

4.3                        Rights Agreement dated as of April 12, 1989           Incorporated by reference to
                           between the Registrant and Norwest Bank               Exhibit 1 to the Registrant's
                           Minnesota, N.A., as Rights Agent.                     Form 8-K Report dated April 19,
                                                                                 1989.


5.1                        Determination letter from the Internal Revenue        Filed electronically herewith.
                           Service with respect to qualification of the
                           Plan under the Employee Retirement Income
                           Security Act of 1974.

15.1                       Letter from Deloitte & Touche LLP regarding           Filed electronically herewith.
                           Unaudited Interim Financial Information.

23.1                       Consent of Deloitte & Touche LLP, Independent         Filed electronically herewith.
                           Certified Public Accountants.

24.1                       Power of Attorney.                                    Filed electronically herewith.
